EXHIBIT 99.1

BioHiTech Global Appoints Brian C. Essman Chief Financial Officer

CHESTNUT RIDGE, N.Y., November 3, 2015 -- BioHiTech Global, Inc. (OTC: BHTG) (the "Company"), a provider of innovative food waste disposal solutions, announced today the appointment of Brian C. Essman as Chief Financial Officer.

Essman has over 20 years of financial management experience, starting as a CPA with PricewaterhouseCoopers as a senior manager, followed by a CFO role at a Fidelity Capital (the Private equity arm of Fidelity Investments) portfolio company. He has held various executive positions from 1997 through 2014 at several Havas (HAV.PA) operating companies, including most recently, the CEO of Data Communique, a leading software-as-a-service company providing component content management and multi-channel publishing to the investment management industry where he led the growth in cloud-based revenues, as well as developed the strategy to migrate and restructure the company from a manufacturing and distribution focus to its SaaS focus.

In Brian’s CFO roles, he has developed and had oversight of all financial, accounting, treasury, internal controls, reporting, regulatory and risk areas, as well as all areas of mergers and acquisitions. His broad range of financial, operational and strategic roles at SMB companies that are part of much larger structured companies is well suited to aid in BioHitech’s growth as a public company.

Essman graduated with a BS in Accounting with High Honors from Boston College’s School of Management.

Frank E. Celli, CEO of BioHiTech Global stated, “We are very pleased to have someone of Brian’s caliber and financial skill set join our management team. We believe his broad based experience in technology and growth companies will be instrumental as we continue to focus on offering our customers more cost-effective and technologically innovative solutions compared to traditional food waste disposal with our Eco-Safe Digester and BioHitech Cloud™ products.”

“BioHitech America has made significant progress in the last year to expand the Company's commercial food waste disposal solutions,” Essman said. “With its products now in more than 300 locations across the globe, as well as its expansion of operations to London and recently becoming a public company, I am excited about being part of this green technology revolution and I look forward to joining this talented team and contributing to the company's next phase of growth.”

About BioHiTech Global, Inc.
The Company is a green technology company that provides an innovative data-driven solution for food waste removal headquartered in Chestnut Ridge, NY.  The Company's unique solution to food waste combines green technology with the power of big data.  Its Eco-Safe Digester is an on-site aerobic digester that eliminates the need to transport food waste by converting it into nutrient-neutral water or "grey-water".  The BioHitech Cloud, a reliable, manageable and secure reporting platform measures key metrics to optimize the food waste disposal process and help eliminate food waste at its source.

Forward Looking Statements
Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission ("SEC"). There may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Investor Relations Contact:	Media Contact:	Sales Contact:
MZ North America	Rubenstein Public Relations	BioHiTech Global, Inc.
Ted Haberfield	Kristie Galvani	Lisa Giovannielli
President – MZ North America	Group Head – Rubenstein PR	Marketing Director
Direct: 760-755-2716	Direct: 212-843-9205	Direct: 845-262-1081
Mobile: 858-204-5055
thaberfield@mzgroup.us	kgalvani@rubensteinpr.com	lgiovannielli@biohitech.com
www.mzgroup.us	www.rubensteinpr.com	www.biohitech.com